UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2014

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue 38th Floor New York, NY 10022
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 293-1836

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Liquid Holdings Group, Inc. (the “Company”) has completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The Audit Committee invited several firms to participate in this process. As a result of this process and following careful deliberation, the Company has entered into an engagement letter with Grant Thornton LLP (“Grant Thornton”), in a form approved by the Audit Committee, and engaged Grant Thornton as the Company’s independent registered public accounting firm. On September 17, 2014, KPMG LLP (“KPMG”) was notified of the decision to change the Company’s independent registered public accounting firm, effective immediately.

The audit reports of KPMG on the Company’s financial statements for the fiscal year ended December 31, 2013 (“Fiscal 2013”) and for the period from April 24, 2012 (commencement of operations) to December 31, 2012 (“Fiscal 2012”) did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During Fiscal 2013 and Fiscal 2012, and during the period from January 1, 2014 through the date of this Current Report on Form 8-K, the Company had: (i) no disagreements with KPMG of the type contemplated by Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to KPMG’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim periods; and (ii) except as disclosed below, no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

As disclosed in Item 9A of the Company’s Annual Report on Form 10-K for Fiscal 2013 (the “2013 Annual Report”), in connection with KPMG’s Fiscal 2013 and Fiscal 2012 audits, KPMG advised the Board of Directors of three material weaknesses in the Company’s internal controls over financial reporting. The three material weaknesses related to the Company’s lack of: (i) internal controls and sufficient personnel to identify, analyze, record and report the accounting effects of the terms of agreements and contracts in accordance with U.S. GAAP; (ii) internal controls to safeguard and archive records to support amounts recorded in the financial statements; and (iii) policies, procedures and controls to identify, authorize, approve, monitor and account for and disclose related party transactions and arrangements, including those transactions outside the normal course of business, in the Company’s financial statements in accordance with U.S. GAAP. The Audit Committee has discussed these weaknesses in internal controls over financial reporting with KPMG, and the Company has authorized KPMG to respond fully to inquiries by Grant Thornton concerning such matters. These material weaknesses are discussed in more detail in Item 9A of the 2013 Annual Report.

The Company provided KPMG with a copy of the foregoing disclosures prior to the filing of this Form 8-K and requested that KPMG furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether or not KPMG agreed with the disclosure in this Item 4.01. A copy of KPMG’s letter to the SEC in response to the foregoing request is attached as Exhibit 16.1 to this Form 8-K.

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During Fiscal 2013 and Fiscal 2012, and during the period from January 1, 2014 through the date of this Form 8-K, neither the Company nor anyone on its behalf consulted Grant Thornton regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K, respectively).

In approving the selection of Grant Thornton as the Company’s independent registered public accounting firm, the Audit Committee considered all relevant factors, including any non-audit services previously provided by Grant Thornton to the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter of KPMG dated September 19, 2014 to the SEC regarding statements included in this Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.
(Registrant)

Date: September 23, 2014
	By:	/s/ Kenneth Shifrin
		Name:	Kenneth Shifrin
		Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of KPMG dated September 19, 2014 to the SEC regarding statements included in this Form 8-K.